Exhibit 99(c)(4)

SEPTEMBER 15, 2009

PROJECT FREQUENCY

FINAL BID SUMMARY

STRICTLY PRIVATE AND CONFIDENTIAL

Table of Contents

1	Process Overview
2	Saunders Proposal
3	Contacted Buyers

FINAL BID SUMMARY / SEPTEMBER 15, 2009

1	Process Overview

FINAL BID SUMMARY / SEPTEMBER 15, 2009

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Process Overview

Process Summary

Contacts

31 Potential Buyers Contacted (12 Strategic / 19 Financial)

4	Confidential Summaries Delivered

(4 Financial)

2	Initial Indications of Interest Received
1	Final Bid Received

Final Bids Received

Saunders

FINAL BID SUMMARY / SEPTEMBER 15, 2009

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Process Overview

Final Bid Range

Per Share Equity Value (1) TEV / LTM EBITDA

$2.00 $2.20 $2.40 $2.60 $2.80 $3.00

Saunders

$2.50 (8.8x)

$2.35 (7.8x)

PerAspera

$2.50 (8.8x)

$2.67 (9.8x)

$2.00 $2.20 $2.40 $2.60 $2.80 $3.00

LTM Revenue 0.2x 0.2x 0.3x 0.3x 0.3x 0.4x LTM EBITDA 5.5 6.8 8.1 9.4 10.7 12.1

Initial Bid

Revised Proposal

(1)	Based on EBITDA for LTM period ended July 31, 2009 of $1.4 million.

FINAL BID SUMMARY / SEPTEMBER 15, 2009

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2	Saunders Proposal

FINAL BID SUMMARY / SEPTEMBER 15, 2009

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Saunders Proposal

Proposal Summary

Bid Detail	Saunders
Per Share Value	$2.50 (8.8x LTM EBITDA)

Transaction Value

($ in millions)

Share Price	$2.50
Fully Diluted Shares	8.5
Equity Value	$21.3
Plus: Debt @ 7/31/09	0.0
Less: Cash at Close	(11.8)
Total Enterprise Value	$9.5

Sources & Uses

($ in thousands)

Sources of Funds		Uses of Funds	
Equity Investment from Saunders	$2,700	Purchase of Frequency Common Equity	$21,292
Management Roll-over	6,840	Transaction Costs	25
Balance Sheet Cash (1)	11,777	**Total Uses of Funds**	$21,317
Total Sources of Funds	$21,317		

Financing

- 2,735,960 shares, or $6,839,900, already held by investors in Saunders will be rolled over

Investor	Shares Outstanding	Roll-over Shares
Howard L. Morgan	34,000	34,000
James H. Simons	410,000	410,000
Barry J. Lipsky	49,322	49,322
Morton E. David	156,000	156,000
Shining Sea Limited	1,684,638	1,684,638
Marcy Lewis	945,350	400,000
Toshihide Hokari	100	100
Frank A. Musto	1,900	1,900
Total	3,281,310	2,735,960

- $2.7 million of cash from new equity investment into Saunders

Investor	Aggregate Purchase Price
Howard Morgan	$1,000,000
James H. Simons	1,000,000
Barry J. Lipsky	500,000
Morton E. David	200,000
Total	$2,700,000

- Expect to have the necessary cash balance of $11.8 million on Frequency's balance sheet by close
  - Cash shortfall will be plugged by Revolver
- Currently has agreement from bank to refinance the Revolver
  - Saunders has not signed commitment letter because it has 90 days to draw cash upon signing

(1) Cash balance at 7/31/2009 is $6.9 million. Assumes cash balance increases by close.

OPPENHEIMER

FINAL BID SUMMARY / SEPTEMBER 15, 2009

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Saunders Proposal

Proposal Summary (continued)

Bid Detail Saunders

Week of September 14 Negotiate and sign merger agreement

Week of September 21 Commence drafting proxy statement, notice of meeting, letter to shareholders, proxy card and Schedule 13E-3

Circulate directors’ and officers’ questionnaire

Select Exchange Agent

Week of October 26 Complete proxy statement and file with SEC (and Schedule 13E-3)

Negotiate Exchange Agent Agreement

Week of November 2 Execute Exchange Agent Agreement

Week of November 9 Draft Certificate of Merger

Draft letter of transmittal to be sent to shareholders after the Merger

Week of November 30 Receive and respond to SEC comments on proxy

Proposed Week of December 7 File final forms of proxy statement and Schedule 13E-3

Timing Call FEP Board of Directors meeting to set record date and meeting date and to approve filings

Week of December 14 Mail proxy statement and related material to shareholders

Week of December 21 Preclear Certificate of Merger with Secretary of State

Finalize form of letter of transmittal

Week of January 4 Hold Special Meeting of FEP Shareholders

File Certificate of Merger with Secretary of State

Deposit Merger Consideration with Exchange Agent

Issue Press Release

Post Closing File Form 15 to deregister FEP stock

Mail letter of transmittal to shareholders

File final amendment to Schedule 13E-3 with the SEC

Remaining None

Due

Diligence

Management Will continue to provide enhanced equity participation for senior management

Other Offer will remain firm and binding until 5:00 pm EDT on Friday, September 18, 2009

FINAL BID SUMMARY / SEPTEMBER 15, 2009

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3	Contacted Buyers

FINAL BID SUMMARY / SEPTEMBER 15, 2009

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Contacted Buyers

Contacted Buyers

Strategic Buyers (12)	Financial Buyers (19)
Ectaco	ABS Capital
Encyclopedia Britannica	Alpine Investors
Group Sense (International) Ltd.	AUA LLC
Hasbro	Blackstreet Capital
IDT International	Camden Partners
LeapFrog Enterprises	Clearlight Partners
Lexibook Holdings	ComVest Partners
Mattel, Inc	GB Merchant Partners
Noah Education Holdings	Harbour Group
Royal Consumer Information Products	LLR Partners
Seiko Instruments	Marlin Equity Partners
VTech Holdings	NewSpring Capital
	PerAspera Holdings
	Prairie Capital
	Prospect Partners
	RFE Investment Partners
	Saunders
	Mike Strange
	Trivest Partners

OPPENHEIMER FINAL BID SUMMARY / SEPTEMBER 15, 2009 7

CONFIDENTIAL

THIS DOCUMENT IS FOR DISCUSSION PURPOSES ONLY AND DOES NOT CONSTITUTE ADVICE OF ANY KIND, INCLUDING TAX, ACCOUNTING, LEGAL OR REGULATORY ADVICE, AND OPPENHEIMER & CO. INC. IS NOT AND DOES NOT HOLD ITSELF OUT TO BE AN ADVISOR AS TO TAX, ACCOUNTING, LEGAL OR

REGULATORY MATTERS.

THIS DOCUMENT WAS PREPARED ON A CONFIDENTIAL BASIS SOLELY FOR DISCUSSION BY THE

COMPANY AND OPPENHEIMER & CO. INC. AND NOT WITH A VIEW TOWARD PUBLIC DISCLOSURE. THIS DOCUMENT SHALL BE TREATED AS CONFIDENTIAL BY ITS RECIPIENTS.

THE INFORMATION CONTAINED HEREIN WAS OBTAINED FROM THE COMPANY AND PUBLIC SOURCES AND WAS RELIED UPON BY OPPENHEIMER & CO. INC. WITHOUT ASSUMING RESPONSIBILITY FOR INDEPENDENT VERIFICATION AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. ANY ESTIMATES AND PROJECTIONS FOR THE COMPANY CONTAINED HEREIN HAVE BEEN SUPPLIED BY THE MANAGEMENT OF THE COMPANY OR ARE PUBLICLY AVAILABLE, AND INVOLVE NUMEROUS AND

SIGNIFICANT SUBJECTIVE DETERMINATIONS, WHICH MAY NOT BE CORRECT. NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION AND NOTHING CONTAINED HEREIN IS, OR SHALL BE RELIED UPON AS, A

REPRESENTATION OR WARRANTY, WHETHER AS TO THE PAST OR THE FUTURE.

THE INFORMATION CONTAINED HEREIN WAS DESIGNED FOR USE BY SPECIFIC PERSONS FAMILIAR WITH THE BUSINESS AND AFFAIRS OF THE COMPANY AND OPPENHEIMER & CO. INC. ASSUMES NO

OBLIGATION TO UPDATE OR OTHERWISE REVISE THESE MATERIALS.

FINAL BID SUMMARY / SEPTEMBER 15, 2009

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